Exhibit (c)(2) PRELIMINARY MATERIALS – CONFIDENTIAL Confidential Treatment Requested. Confidential portions of this document have been redacted and have been separately filed with the Securities and Exchange Commission. PROJECT AVALANCHE PRESENTATION TO THE AFFILIATE TRANSACTIONS COMMITTEE August 19, 2020 For Affiliate Transactions Committee Use OnlyExhibit (c)(2) PRELIMINARY MATERIALS – CONFIDENTIAL Confidential Treatment Requested. Confidential portions of this document have been redacted and have been separately filed with the Securities and Exchange Commission. PROJECT AVALANCHE PRESENTATION TO THE AFFILIATE TRANSACTIONS COMMITTEE August 19, 2020 For Affiliate Transactions Committee Use Only

PRELIMINARY MATERIALS – CONFIDENTIAL Disclaimer The following materials were prepared solely for discussion at the meeting of the Affiliate Transactions Committee (the “Committee”) of the Board of Directors of AVALANCHE (“AVALANCHE” or the “Company”) scheduled for August 19, 2020. The following materials are for discussion purposes only and are incomplete without reference to, and should be viewed in conjunction with, the oral presentation provided by Cowen and Company, LLC (“Cowen”) to the Committee. This presentation and the information contained herein has been prepared in order to assist the Affiliate Transactions Committee in evaluating, on a preliminary basis, the feasibility of a possible transaction with ISLANDERS. Cowen expresses no view as to the Committee’s underlying business decision to effect any such possible transaction, the relative merits of any such possible transaction as compared to other business strategies or transactions that might be available to AVALANCHE or to any other aspect or implication of any such possible transaction or any agreement, arrangement or understanding entered into in connection with any such possible transaction or otherwise. In preparing this presentation, Cowen has, with the Committee’s consent, relied upon information provided to Cowen by AVALANCHE, or publicly available information or information otherwise reviewed by Cowen. Cowen has not independently verified any such information, and has relied on it being accurate and complete in all material respects. To the extent such information includes estimates and forecasts of future financial performance prepared by AVALANCHE (“Company Forecasts”) or obtained from public sources, Cowen has utilized such estimates and forecasts at the Committee’s direction and has assumed that such estimates and forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of AVALANCHE or, with respect to estimates and forecasts obtained from public sources, represent reasonable estimates. Please note that this presentation is based on the business and operations of AVALANCHE as represented to Cowen as of the date hereof, and does not purport to take into consideration any information or events arising subsequent to such date. Cowen makes no representation or warranty that there has been no material change in the information provided or reviewed by Cowen in connection herewith. Cowen has no obligation to update this presentation. The information contained herein is confidential and has been prepared exclusively for the benefit and use of the Committee in its consideration of any such possible transaction, and may not be used for any other purpose or reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose without Cowen’s prior written consent, except as specifically set forth in the engagement letter between Cowen and the Company. This presentation is not for the benefit of, and does not convey any rights or remedies to, any holder of securities of AVALANCHE or any other person. This presentation is subject to the assumptions, qualifications and limitations set forth herein and does not constitute a recommendation by Cowen to the Committee or any other person on how to act with respect to any such possible transaction. Cowen does not address any legal, regulatory, tax, or accounting effects of any such possible transaction and nothing contained herein should be construed as legal, regulatory, tax or accounting advice. For Affiliate Transactions Committee Use Only 2PRELIMINARY MATERIALS – CONFIDENTIAL Disclaimer The following materials were prepared solely for discussion at the meeting of the Affiliate Transactions Committee (the “Committee”) of the Board of Directors of AVALANCHE (“AVALANCHE” or the “Company”) scheduled for August 19, 2020. The following materials are for discussion purposes only and are incomplete without reference to, and should be viewed in conjunction with, the oral presentation provided by Cowen and Company, LLC (“Cowen”) to the Committee. This presentation and the information contained herein has been prepared in order to assist the Affiliate Transactions Committee in evaluating, on a preliminary basis, the feasibility of a possible transaction with ISLANDERS. Cowen expresses no view as to the Committee’s underlying business decision to effect any such possible transaction, the relative merits of any such possible transaction as compared to other business strategies or transactions that might be available to AVALANCHE or to any other aspect or implication of any such possible transaction or any agreement, arrangement or understanding entered into in connection with any such possible transaction or otherwise. In preparing this presentation, Cowen has, with the Committee’s consent, relied upon information provided to Cowen by AVALANCHE, or publicly available information or information otherwise reviewed by Cowen. Cowen has not independently verified any such information, and has relied on it being accurate and complete in all material respects. To the extent such information includes estimates and forecasts of future financial performance prepared by AVALANCHE (“Company Forecasts”) or obtained from public sources, Cowen has utilized such estimates and forecasts at the Committee’s direction and has assumed that such estimates and forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of AVALANCHE or, with respect to estimates and forecasts obtained from public sources, represent reasonable estimates. Please note that this presentation is based on the business and operations of AVALANCHE as represented to Cowen as of the date hereof, and does not purport to take into consideration any information or events arising subsequent to such date. Cowen makes no representation or warranty that there has been no material change in the information provided or reviewed by Cowen in connection herewith. Cowen has no obligation to update this presentation. The information contained herein is confidential and has been prepared exclusively for the benefit and use of the Committee in its consideration of any such possible transaction, and may not be used for any other purpose or reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose without Cowen’s prior written consent, except as specifically set forth in the engagement letter between Cowen and the Company. This presentation is not for the benefit of, and does not convey any rights or remedies to, any holder of securities of AVALANCHE or any other person. This presentation is subject to the assumptions, qualifications and limitations set forth herein and does not constitute a recommendation by Cowen to the Committee or any other person on how to act with respect to any such possible transaction. Cowen does not address any legal, regulatory, tax, or accounting effects of any such possible transaction and nothing contained herein should be construed as legal, regulatory, tax or accounting advice. For Affiliate Transactions Committee Use Only 2

PRELIMINARY MATERIALS – CONFIDENTIAL 1. AVALANCHE PUBLIC MARKET PERSPECTIVES 4 TABLE OF CONTENTS 2. FINANCIAL ANALYSIS 11 3. APPENDIX 22 3PRELIMINARY MATERIALS – CONFIDENTIAL 1. AVALANCHE PUBLIC MARKET PERSPECTIVES 4 TABLE OF CONTENTS 2. FINANCIAL ANALYSIS 11 3. APPENDIX 22 3

PRELIMINARY MATERIALS – CONFIDENTIAL 1. AVALANCHE PUBLIC MARKET PERSPECTIVESPRELIMINARY MATERIALS – CONFIDENTIAL 1. AVALANCHE PUBLIC MARKET PERSPECTIVES

AVALANCHE PUBLIC MARKET PERSPECTIVES

PRELIMINARY MATERIALS – CONFIDENTIAL

AVALANCHE — Stock Price Performance

ANNOTATED STOCK PRICE CHART – LAST TWELVE MONTHS

- Share Price (08/17/20): $11.51
- 52-Week Range: $8.00 – $22.79[a]
- 20-Day VWAP: $11.61


(Price, USD)
(Volume, mm)
$25.00
20.00
15.00
10.00
5.00
0.00
2.00
1.50
1.00
0.50
0.00
$11.51
8/19/19
10/18/19
12/17/19
2/15/20
4/15/20
6/14/20
8/17/20
1/22/20 – Announced topline results from the Phase 2 trial for APOCIII-L$_{Rx}$ in hypertriglyceridemia with CVD risk
1/28/20 – Announced topline results from the Phase 2 trial for ANGPTL3-L$_{Rx}$ in hypertriglyceridemia, type 2 diabetes and NAFLD
9/23/19 – Announced departure of CEO, President and COO and elected Michael Yang and Joseph Klein as new Board members
10/7/19 – Entered into a licensing agreement with Pfizer for ANGPTL3-L$_{Rx}$
5/5/20 – Announced earnings results for Q1:2020
2/25/20 – Announced earnings results for full year 2019
8/4/20 – Announced earnings results for Q2:2020
11/25/19 – Announced initiation of the NEURO-TTRansform Phase 3 trial for TTR-L$_{Rx}$ in hATTR polyneuropathy
11/5/19 – Announced earnings results for Q3:2019
1/10/20 – Announced initiation of the CARDIO-TTRansform Phase 3 trial for TTR-L$_{Rx}$ in ATTR cardiomyopathy

Source: AVALANCHE public company filings, press releases and Capital IQ as of August 17, 2020.
(a) 52-week range represents high and low of intraday trading prices.

COWEN 5

AVALANCHE PUBLIC MARKET PERSPECTIVES PRELIMINARY MATERIALS – CONFIDENTIAL AVALANCHE — Indexed Stock Price Performance LAST TWELVE MONTHS LAST THREE MONTHS (Indexed Return) (Indexed Return) 150% 125% NBI +28.0% 125 110 NBI (a) Peer Index +1.8% 100 (1.3)% 95 (a) Peer Index (6.3)% 75 80 AVALANCHE AVALANCHE (47.6)% (22.1)% 50 25 65 08/19/19 12/18/19 04/17/20 08/17/20 05/18/20 06/17/20 07/17/20 08/17/20 Source: Capital IQ as of August 17, 2020. (a) Peers consist of Global Blood Therapeutics, Amicus Therapeutics, GW Pharmaceuticals, PTC Therapeutics, Zogenix and Esperion. 6AVALANCHE PUBLIC MARKET PERSPECTIVES PRELIMINARY MATERIALS – CONFIDENTIAL AVALANCHE — Indexed Stock Price Performance LAST TWELVE MONTHS LAST THREE MONTHS (Indexed Return) (Indexed Return) 150% 125% NBI +28.0% 125 110 NBI (a) Peer Index +1.8% 100 (1.3)% 95 (a) Peer Index (6.3)% 75 80 AVALANCHE AVALANCHE (47.6)% (22.1)% 50 25 65 08/19/19 12/18/19 04/17/20 08/17/20 05/18/20 06/17/20 07/17/20 08/17/20 Source: Capital IQ as of August 17, 2020. (a) Peers consist of Global Blood Therapeutics, Amicus Therapeutics, GW Pharmaceuticals, PTC Therapeutics, Zogenix and Esperion. 6

AVALANCHE PUBLIC MARKET PERSPECTIVES

PRELIMINARY MATERIALS – CONFIDENTIAL

AVALANCHE – Trading Analysis

LAST TWELVE MONTHS – CUMULATIVE SHARES TRADED AT SPECIFIED PRICES


(% of Shares Traded)
100.0%
50.0
0.0
0.0%
9.2%
31.6%
55.5%
93.3%
100.0%
≤ $10.00
≤ $12.50
≤ $15.00
≤ $17.50
≤ $20.00
≤ $22.50

Trading Statistics

	≤ $10.00	≤ $12.50	≤ $15.00	≤ $17.50	≤ $20.00	≤ $22.50
Cumulative # of Shares (mm)	-	6.167	21.166	37.159	62.469	66.974
% of Total Shares[(a)]	0.0%	6.1%	20.8%	36.6%	61.5%	65.9%

LAST THREE MONTHS – CUMULATIVE SHARES TRADED AT SPECIFIED PRICES


(% of Shares Traded)
100.0%
50.0
0.0
0.0%
9.9%
28.7%
64.5%
97.9%
100.0%
≤ $10.00
≤ $11.50
≤ $13.00
≤ $14.50
≤ $16.00
≤ $17.50

Trading Statistics

	≤ $10.00	≤ $11.50	≤ $13.00	≤ $14.50	≤ $16.00	≤ $17.50
Cumulative # of Shares (mm)	-	1.756	5.110	11.481	17.426	17.797
% of Total Shares[(a)]	0.0%	1.7%	5.0%	11.3%	17.2%	17.5%

Source: Capital IQ as of August 17, 2020.

(a) % of Total Shares based on 101.6mm shares of common stock outstanding as of July 29, 2020, per latest Company filing. Shares of common stock outstanding were 93.0mm, 93.9mm, 101.1mm and 101.5mm as of August 1, 2019, October 31,2019, February 20, 2020 and April 29, 2020, respectively. Actual percentages are higher than those shown because of a lower number of shares outstanding at various dates throughout the period.

COWEN 7

AVALANCHE PUBLIC MARKET PERSPECTIVES PRELIMINARY MATERIALS – CONFIDENTIAL AVALANCHE — Summary of Wall Street Valuation Perspectives Price Target Valuation Rating Price Target As Of Methodology Buy 12/20/19 Prob-adjusted SOTP fwd. sales multiple $41 Outperform 08/04/20 Prob-adjusted wholeco NPV $26 Overweight 10/07/19 Prob-adjusted SOTP NPV $25 Hold 08/05/20 Prob-adjusted wholeco NPV $16 Market Perform NA NA NA Mean: $27.00 Source: Wall Street research. 8AVALANCHE PUBLIC MARKET PERSPECTIVES PRELIMINARY MATERIALS – CONFIDENTIAL AVALANCHE — Summary of Wall Street Valuation Perspectives Price Target Valuation Rating Price Target As Of Methodology Buy 12/20/19 Prob-adjusted SOTP fwd. sales multiple $41 Outperform 08/04/20 Prob-adjusted wholeco NPV $26 Overweight 10/07/19 Prob-adjusted SOTP NPV $25 Hold 08/05/20 Prob-adjusted wholeco NPV $16 Market Perform NA NA NA Mean: $27.00 Source: Wall Street research. 8

AVALANCHE PUBLIC MARKET PERSPECTIVES PRELIMINARY MATERIALS – CONFIDENTIAL AVALANCHE — Product Revenue Estimates Comparison (a) (b) WALL STREET AND AVALANCHE PRODUCT REVENUE ESTIMATES 2020E – 2024E (US$ in millions) $2,000 Wall Street High Wall Street Median 1,750 Wall Street Low 1,500 AVALANCHE Projections 1,250 Q3E’20 Q4E’20 1,000 AVALANCHE $16 $16 750 Street Median 18 21 500 250 0 2020E 2021E 2022E 2023E 2024E AVALANCHE Product Revenue Estimates ($mm) 2020E 2021E 2022E 2023E 2024E AVALANCHE $63 $93 $112 $102 $97 80 187 491 1,647 1,781 Street High Street Median 71 141 259 492 954 Street Low 67 88 127 180 244 Source: Wall Street research as of August 17, 2020 and AVALANCHE projections as of August 18, 2020. (a) Sourced from current equity research by BMO Capital Markets, Cowen, Needham, Stifel and Wells Fargo. and Partner, (b) AVALANCHE estimates include non-probability adjusted product revenue, which includes i) Tegsedi and Waylivra U.S. and EU product sales generated directly by AVALANCHE and Partner, ii) WW TTR-L product sales and iii) Tegsedi and Waylivra LATAM royalties from existing partnership with PTC. Other inflows from licensing, including milestone payments and reimbursement Rx are not included, to allow for a comparison of product revenue only. Wall Street estimates generally assume 1) AVALANCHE will continue commercializing Tegsedi and Waylivra in the EU, EU, 9 2) TTR-L will remain wholly-owned by AVALANCHE and 3) TTR-L will be launched in 2023. Rx RxAVALANCHE PUBLIC MARKET PERSPECTIVES PRELIMINARY MATERIALS – CONFIDENTIAL AVALANCHE — Product Revenue Estimates Comparison (a) (b) WALL STREET AND AVALANCHE PRODUCT REVENUE ESTIMATES 2020E – 2024E (US$ in millions) $2,000 Wall Street High Wall Street Median 1,750 Wall Street Low 1,500 AVALANCHE Projections 1,250 Q3E’20 Q4E’20 1,000 AVALANCHE $16 $16 750 Street Median 18 21 500 250 0 2020E 2021E 2022E 2023E 2024E AVALANCHE Product Revenue Estimates ($mm) 2020E 2021E 2022E 2023E 2024E AVALANCHE $63 $93 $112 $102 $97 80 187 491 1,647 1,781 Street High Street Median 71 141 259 492 954 Street Low 67 88 127 180 244 Source: Wall Street research as of August 17, 2020 and AVALANCHE projections as of August 18, 2020. (a) Sourced from current equity research by BMO Capital Markets, Cowen, Needham, Stifel and Wells Fargo. and Partner, (b) AVALANCHE estimates include non-probability adjusted product revenue, which includes i) Tegsedi and Waylivra U.S. and EU product sales generated directly by AVALANCHE and Partner, ii) WW TTR-L product sales and iii) Tegsedi and Waylivra LATAM royalties from existing partnership with PTC. Other inflows from licensing, including milestone payments and reimbursement Rx are not included, to allow for a comparison of product revenue only. Wall Street estimates generally assume 1) AVALANCHE will continue commercializing Tegsedi and Waylivra in the EU, EU, 9 2) TTR-L will remain wholly-owned by AVALANCHE and 3) TTR-L will be launched in 2023. Rx Rx

AVALANCHE PUBLIC MARKET PERSPECTIVES PRELIMINARY MATERIALS – CONFIDENTIAL AVALANCHE — Product Revenue Estimates Comparison (Cont’d) (a) (b) WALL STREET AND AVALANCHE PRODUCT REVENUE ESTIMATES 2020E – 2024E (US$ in millions) Tegsedi Q3E’20 Q4E’20 ‘20E ‘21E ‘22E ‘23E ‘24E AVALANCHE $14 $14 $57 $76 $77 $42 $20 (c) BMO 17 19 66 126 177 - - Cowen 17 17 65 84 106 131 153 Needham ------- Stifel ------- Wells Fargo 20 23 71 167 319 441 493 Waylivra Q3E’20 Q4E’20 ‘20E ‘21E ‘22E ‘23E ‘24E AVALANCHE $1 $2 $6 $17 $35 $60 $70 BMO 1 1 5 25 72 162 220 Cowen 1 1 2 4 21 49 90 Needham ------- Stifel ------- Wells Fargo 3 3 10 20 172 272 301 TTR-L Q3E’20 Q4E’20 ‘20E ‘21E ‘22E ‘23E ‘24E Rx AVALANCHE ------ $7 (c) BMO - - - - - 354 817 PN / Mixed - - - - - 222 285 CM / WT - - - - - 132 532 Cowen ------- Needham ------- Stifel ------- Wells Fargo - - - - - 904 913 Source: Wall Street research as of August 17, 2020 and AVALANCHE projections as of August 18, 2020. Note: “-” represents revenue estimate is not available or not material. (a) Sourced from current equity research by BMO Capital Markets, Cowen, Needham, Stifel and Wells Fargo. (b) AVALANCHE estimates include non-probability adjusted product revenue, which includes i) Tegsedi and Waylivra U.S. and EU product sales generated directly by AVALANCHE and Partner, ii) WW TTR-L product sales and iii) Tegsedi and Waylivra LATAM royalties from existing partnership with PTC. Other inflows from licensing, including milestone payments and reimbursement Rx are not included, to allow for a comparison of product revenue only. Wall Street estimates generally assume 1) AVALANCHE will continue commercializing Tegsedi and Waylivra in the EU, 2) TTR-L will remain wholly-owned by AVALANCHE and 3) TTR-L will be launched in 2023. Rx Rx 10 (c) Analyst projects combined sales for Tegsedi and TTR-L and assumes launch in CM / WT in 2023. Sales prior to 2023 included in Tegsedi table; sales in 2023 and thereafter included in TTR-L table. Rx RxAVALANCHE PUBLIC MARKET PERSPECTIVES PRELIMINARY MATERIALS – CONFIDENTIAL AVALANCHE — Product Revenue Estimates Comparison (Cont’d) (a) (b) WALL STREET AND AVALANCHE PRODUCT REVENUE ESTIMATES 2020E – 2024E (US$ in millions) Tegsedi Q3E’20 Q4E’20 ‘20E ‘21E ‘22E ‘23E ‘24E AVALANCHE $14 $14 $57 $76 $77 $42 $20 (c) BMO 17 19 66 126 177 - - Cowen 17 17 65 84 106 131 153 Needham ------- Stifel ------- Wells Fargo 20 23 71 167 319 441 493 Waylivra Q3E’20 Q4E’20 ‘20E ‘21E ‘22E ‘23E ‘24E AVALANCHE $1 $2 $6 $17 $35 $60 $70 BMO 1 1 5 25 72 162 220 Cowen 1 1 2 4 21 49 90 Needham ------- Stifel ------- Wells Fargo 3 3 10 20 172 272 301 TTR-L Q3E’20 Q4E’20 ‘20E ‘21E ‘22E ‘23E ‘24E Rx AVALANCHE ------ $7 (c) BMO - - - - - 354 817 PN / Mixed - - - - - 222 285 CM / WT - - - - - 132 532 Cowen ------- Needham ------- Stifel ------- Wells Fargo - - - - - 904 913 Source: Wall Street research as of August 17, 2020 and AVALANCHE projections as of August 18, 2020. Note: “-” represents revenue estimate is not available or not material. (a) Sourced from current equity research by BMO Capital Markets, Cowen, Needham, Stifel and Wells Fargo. (b) AVALANCHE estimates include non-probability adjusted product revenue, which includes i) Tegsedi and Waylivra U.S. and EU product sales generated directly by AVALANCHE and Partner, ii) WW TTR-L product sales and iii) Tegsedi and Waylivra LATAM royalties from existing partnership with PTC. Other inflows from licensing, including milestone payments and reimbursement Rx are not included, to allow for a comparison of product revenue only. Wall Street estimates generally assume 1) AVALANCHE will continue commercializing Tegsedi and Waylivra in the EU, 2) TTR-L will remain wholly-owned by AVALANCHE and 3) TTR-L will be launched in 2023. Rx Rx 10 (c) Analyst projects combined sales for Tegsedi and TTR-L and assumes launch in CM / WT in 2023. Sales prior to 2023 included in Tegsedi table; sales in 2023 and thereafter included in TTR-L table. Rx Rx

PRELIMINARY MATERIALS – CONFIDENTIAL 2. FINANCIAL ANALYSISPRELIMINARY MATERIALS – CONFIDENTIAL 2. FINANCIAL ANALYSIS

FINANCIAL ANALYSIS PRELIMINARY MATERIALS – CONFIDENTIAL Key Valuation Assumptions Net Present Value Valuation Assumptions Valuation Date• 9/30/2020 Projection Period• 10/1/2020 – 12/31/2040, using mid period convention Methodology • Sum-of-the-parts approach, no terminal value Discount Rate • 11.0% - 13.0% 12FINANCIAL ANALYSIS PRELIMINARY MATERIALS – CONFIDENTIAL Key Valuation Assumptions Net Present Value Valuation Assumptions Valuation Date• 9/30/2020 Projection Period• 10/1/2020 – 12/31/2040, using mid period convention Methodology • Sum-of-the-parts approach, no terminal value Discount Rate • 11.0% - 13.0% 12

FINANCIAL ANALYSIS

PRELIMINARY MATERIALS – CONFIDENTIAL

AVALANCHE — Net Revenue (Prob. Adjusted)


(US$ in millions)
$1,600
1,400
1,200
1,000
800
600
400
200
0
$54.2
$359.0
$84.4
$142.0
$204.8
$149.4
$130.8
$172.7
$485.5
$840.9
$1,041.1
$1,060.6
$1,233.9
$1,411.8
$1,326.7
$1,387.1
$1,441.0
$1,494.2
$1,079.0
$878.6
$581.1
4Q 20
2021
2022
2023
2024
2025
2026
2027
2028
2029
2030
2031
2032
2033
2034
2035
2036
2037
2038
2039
2040

	4Q 20	2021	2022	2023	2024	2025	2026	2027	2028	2029	2030	2031	2032	2033	2034	2035	2036	2037	2038	2039	2040
% Growth:	-	-	(76%)	68%	44%	(27%)	(12%)	32%	181%	73%	24%	2%	16%	14%	(6%)	5%	4%	4%	(28%)	(19%)	(34%)
Net Revenue (ex-ISLANDER TTR-L Econ[a]):	$54.2	$284.0	$84.4	$113.3	$136.7	$125.4	$122.8	$142.0	$385.4	$589.0	$745.9	$783.5	$930.8	$1,002.4	$979.2	$1,016.7	$1,047.5	$1,077.5	$873.1	$776.3	$530.0

Source: AVALANCHE projections as of August 18, 2020.
Net Revenue includes Tegsedi, Waylivra and TTR-L_{Rx} full revenue to AVALANCHE, prior to profit sharing with ISLANDERS.
(a) Excludes ISLANDERS net revenue share in TTR-L_{Rx}

COWEN 13

FINANCIAL ANALYSIS

PRELIMINARY MATERIALS – CONFIDENTIAL

AVALANCHE — Net Operating Income to AVALANCHE (Prob. Adj.)


(US$ in millions)
$1,100
900
700
500
300
100
(100)
$5.5
$108.9
($85.9)
($50.6)
($50.1)
$42.0
$33.4
$53.2
$230.1
$335.9
$679.6
$714.9
$700.2
$931.9
$906.5
$941.9
$970.6
$998.5
$805.7
$711.3
$465.6
4Q 20
2021
2022
2023
2024
2025
2026
2027
2028
2029
2030
2031
2032
2033
2034
2035
2036
2037
2038
2039
2040

	4Q 20	2021	2022	2023	2024	2025	2026	2027	2028	2029	2030	2031	2032	2033	2034	2035	2036	2037	2038	2039	2040
% Growth:	-	-	(179%)	(41%)	(1%)	(184%)	(20%)	59%	333%	46%	102%	5%	(2%)	33%	(3%)	4%	3%	3%	(19%)	(12%)	(35%)

Source: AVALANCHE projections as of August 18, 2020.
Note: Represents total operating income to AVALANCHE adjusted for ISLANDERS profit share.

COWEN 14

FINANCIAL ANALYSIS PRELIMINARY MATERIALS – CONFIDENTIAL AVALANCHE — Financial Analysis Summary Implied Price Per Fully Diluted Share of AVALANCHE Based on Various Methodologies AVALANCHE Current (Aug. 17, 2020) $11.51 FOR REFERENCE PURPOSES ONLY: (a) AVALANCHE TRADING PERFORMANCE : $8.00 $22.79 ‡ 52-Week High / Low VALUATION METHODOLOGY: (b) SELECTED PRECEDENT TRANSACTIONS : $14.00 $11.65 st rd ‡ 1 – 3 Quartile of EV / Peak Revenue Multiple (c) SELECTED PUBLIC COMPANIES : $6.10 $8.58 st rd ‡ 1 – 3 Quartile of EV / CY2022E Revenue Multiple (d) NET PRESENT VALUE ANALYSIS : $16.22 $19.62 ‡ Probability-Adjusted Values ‡ WACC of 11.0% to 13.0% $0.00 $5.00 $10.00 $15.00 $20.00 $25.00 $30.00 Source: Capital IQ and public Company filings as of August 17, 2020. AVALANCHE projections as of August 18, 2020. Note: Based on Treasury Stock Method assuming 101.6mm shares of common stock outstanding, 10.2mm options with a weighted average exercise price of $18.68, 1.5mm restricted stock units and 40,000 Employee Stock Purchase Plan (ESPP) as of August 11, 2020, per AVALANCHE. a) High and low end of range represents 52-week high and low of AVALANCHE intraday stock price. b) Applied to $1,077.5mm PoS-adjusted AVALANCHE peak revenue, per AVALANCHE projected 2037E net revenue post ISLANDERS’ share of revenue in TTR-L Rx. c) Applied to $83.9mm PoS-adjusted AVALANCHE sales and AVALANCHE royalty revenue per AVALANCHE projected CY2022E revenue . d) High and low end of range represent WACC of 11.0% and 13.0%, respectively. Represents cash flows discounted to September 30, 2020 using mid-period convention. 15FINANCIAL ANALYSIS PRELIMINARY MATERIALS – CONFIDENTIAL AVALANCHE — Financial Analysis Summary Implied Price Per Fully Diluted Share of AVALANCHE Based on Various Methodologies AVALANCHE Current (Aug. 17, 2020) $11.51 FOR REFERENCE PURPOSES ONLY: (a) AVALANCHE TRADING PERFORMANCE : $8.00 $22.79 ‡ 52-Week High / Low VALUATION METHODOLOGY: (b) SELECTED PRECEDENT TRANSACTIONS : $14.00 $11.65 st rd ‡ 1 – 3 Quartile of EV / Peak Revenue Multiple (c) SELECTED PUBLIC COMPANIES : $6.10 $8.58 st rd ‡ 1 – 3 Quartile of EV / CY2022E Revenue Multiple (d) NET PRESENT VALUE ANALYSIS : $16.22 $19.62 ‡ Probability-Adjusted Values ‡ WACC of 11.0% to 13.0% $0.00 $5.00 $10.00 $15.00 $20.00 $25.00 $30.00 Source: Capital IQ and public Company filings as of August 17, 2020. AVALANCHE projections as of August 18, 2020. Note: Based on Treasury Stock Method assuming 101.6mm shares of common stock outstanding, 10.2mm options with a weighted average exercise price of $18.68, 1.5mm restricted stock units and 40,000 Employee Stock Purchase Plan (ESPP) as of August 11, 2020, per AVALANCHE. a) High and low end of range represents 52-week high and low of AVALANCHE intraday stock price. b) Applied to $1,077.5mm PoS-adjusted AVALANCHE peak revenue, per AVALANCHE projected 2037E net revenue post ISLANDERS’ share of revenue in TTR-L Rx. c) Applied to $83.9mm PoS-adjusted AVALANCHE sales and AVALANCHE royalty revenue per AVALANCHE projected CY2022E revenue . d) High and low end of range represent WACC of 11.0% and 13.0%, respectively. Represents cash flows discounted to September 30, 2020 using mid-period convention. 15

FINANCIAL ANALYSIS PRELIMINARY MATERIALS – CONFIDENTIAL AVALANCHE — Financial Analysis Summary (Cont’d) Financial Analysis Summary of Various Valuation Methodologies (US$ in millions, except per share price) Reference Implied Implied Implied Price per (a) (b) Methodology Statistic Multiples Range Enterprise Value Net Cash Equity Value Fully-Diluted Share Selected Precedent Transactions (c) Transaction Value /Peak Revenue $1,077.5 0.8x — 1.0x $851.8 — $1,093.7 $350.0 $1,201.8 — $1,443.7 $11.65 — $14.00 Selected Public Companies (d) TEV / 2022 Forward Revenue Multiple $83.9 3.3x — 6.4x $279.1 — $534.5 $350.0 $629.1 — $884.5 $6.10 — $8.58 Net Present Value Analysis (e) AVALANCHE Projections $1,323.4 — $1,673.2 $350.0 $1,673.4 — $2,023.2 $16.22 — $19.62 Source: Capital IQ and public Company filings as of August 17, 2020. AVALANCHE projections as of August 18, 2020. Note: Based on Treasury Stock Method assuming 101.6mm shares of common stock outstanding, 10.2mm options with a weighted average exercise price of $18.68, 1.5mm restricted stock units and 40,000 Employee Stock Purchase Plan (ESPP) as of August 11, 2020, per AVALANCHE. a) PoS-adjusted AVALANCHE projected revenue, which includes AVALANCHE sales and AVALANCHE royalty revenue and excludes partnership upfront and milestone payments . b) Estimated September 30, 2019 net cash balance of $350.0mm per AVALANCHE. c) Applied to $1,077.5mm PoS-adjusted AVALANCHE peak net revenue, per AVALANCHE projected 2037E net revenue post ISLANDERS’ share of revenue in TTR-L Rx. d) Applied to $83.9mm PoS-adjusted AVALANCHE sales and AVALANCHE royalty revenue per AVALANCHE projected CY2022E revenue . e) High and low end of range represent WACC of 11.0% and 13.0%, respectively. Represents cash flows discounted to September 30, 2020 using mid-period convention. 16FINANCIAL ANALYSIS PRELIMINARY MATERIALS – CONFIDENTIAL AVALANCHE — Financial Analysis Summary (Cont’d) Financial Analysis Summary of Various Valuation Methodologies (US$ in millions, except per share price) Reference Implied Implied Implied Price per (a) (b) Methodology Statistic Multiples Range Enterprise Value Net Cash Equity Value Fully-Diluted Share Selected Precedent Transactions (c) Transaction Value /Peak Revenue $1,077.5 0.8x — 1.0x $851.8 — $1,093.7 $350.0 $1,201.8 — $1,443.7 $11.65 — $14.00 Selected Public Companies (d) TEV / 2022 Forward Revenue Multiple $83.9 3.3x — 6.4x $279.1 — $534.5 $350.0 $629.1 — $884.5 $6.10 — $8.58 Net Present Value Analysis (e) AVALANCHE Projections $1,323.4 — $1,673.2 $350.0 $1,673.4 — $2,023.2 $16.22 — $19.62 Source: Capital IQ and public Company filings as of August 17, 2020. AVALANCHE projections as of August 18, 2020. Note: Based on Treasury Stock Method assuming 101.6mm shares of common stock outstanding, 10.2mm options with a weighted average exercise price of $18.68, 1.5mm restricted stock units and 40,000 Employee Stock Purchase Plan (ESPP) as of August 11, 2020, per AVALANCHE. a) PoS-adjusted AVALANCHE projected revenue, which includes AVALANCHE sales and AVALANCHE royalty revenue and excludes partnership upfront and milestone payments . b) Estimated September 30, 2019 net cash balance of $350.0mm per AVALANCHE. c) Applied to $1,077.5mm PoS-adjusted AVALANCHE peak net revenue, per AVALANCHE projected 2037E net revenue post ISLANDERS’ share of revenue in TTR-L Rx. d) Applied to $83.9mm PoS-adjusted AVALANCHE sales and AVALANCHE royalty revenue per AVALANCHE projected CY2022E revenue . e) High and low end of range represent WACC of 11.0% and 13.0%, respectively. Represents cash flows discounted to September 30, 2020 using mid-period convention. 16

FINANCIAL ANALYSIS

PRELIMINARY MATERIALS – CONFIDENTIAL

AVALANCHE — SOTP NPV Analysis (Probability-Adjusted)

Product cash flows discounted at 12.0% Weighted Average Cost of Capital ("WACC"); no terminal value

Implied Sum-of-the-Parts Per Share Value by Product — Based on Net Present Value (NPV)[(a)]


(US$ Per Share)
$25.00
20.00
15.00
10.00
5.00
0.00
$6.20
$5.28
$3.60
$2.24
($0.39)
($0.66)
($1.86)
$14.41
$3.39
$17.81
APO(a)-LRx
APOCIII-LRx
TTR-LRx
ANGPTL3-LRx
Tegsedi
Waylivra
Corporate G&A and U.S. NOL Tax Benefit
Implied Per Share Enterprise Value
Net Cash
Implied Per Share Equity Value

NPV ($mm):	*$639.5*	*$544.4*	*$371.8*	*$230.6*	*($40.1)*	*($67.9)*	*($191.9)*	*$1,486.5*	*$350.0*	*$1,836.5*

Source: AVALANCHE projections as of August 18, 2020.
Note: Sum-of-the-parts analysis incorporates taxes at the product level. Cash flows discounted to September 30, 2020 using a 12.0% WACC and mid-period convention.
a) Sum-of-the-parts analysis adjusted for estimated cash balance of $350.0mm as of September 30, 2020, per AVALANCHE estimates.

COWEN 17

‡‡‡‡‡‡‡‡‡‡‡‡‡‡‡‡‡‡ FINANCIAL ANALYSIS PRELIMINARY MATERIALS – CONFIDENTIAL AVALANCHE — Illustrative NPV Sensitivity Analysis (Prob.-Adjusted) Sensitivity Variables Key Commentary I Impact of broader adoption as standard of care in the unique t patient population Impact of I lower than anticipated focus on treating e established CVD population Impact of I the rate of price inflation I Impact of additional Ph2b risk in identifying more s suitable dose Impact of I increased utilization amongst e established high-risk primary prevention patients o or competitor achieves stronger data package I Impact of a change of price potential I Impact of a 100,000 change in ATTR CM p prevalence in the U.S and EU each I Impact of share in global development costs for T TTR-L from 25%/75% to 40%/60% I Impact of a +/-1% change in WACC Source: AVALANCHE and Cowen assumptions. 18‡‡‡‡‡‡‡‡‡‡‡‡‡‡‡‡‡‡ FINANCIAL ANALYSIS PRELIMINARY MATERIALS – CONFIDENTIAL AVALANCHE — Illustrative NPV Sensitivity Analysis (Prob.-Adjusted) Sensitivity Variables Key Commentary I Impact of broader adoption as standard of care in the unique t patient population Impact of I lower than anticipated focus on treating e established CVD population Impact of I the rate of price inflation I Impact of additional Ph2b risk in identifying more s suitable dose Impact of I increased utilization amongst e established high-risk primary prevention patients o or competitor achieves stronger data package I Impact of a change of price potential I Impact of a 100,000 change in ATTR CM p prevalence in the U.S and EU each I Impact of share in global development costs for T TTR-L from 25%/75% to 40%/60% I Impact of a +/-1% change in WACC Source: AVALANCHE and Cowen assumptions. 18

PRELIMINARY MATERIALS – CONFIDENTIAL

AVALANCHE — Selected Public Companies Analysis

SELECTED PUBLIC COMPANIES ANALYSIS

(US$ in millions, except per share price)

Company Name	Stock Price	As % of 52-Week High	Market Cap[a]	Enterprise Value	EV / CY 2022E Revenue	Commercial Launch Year[b]
Global Blood Therapeutics	$64.97	74.2%	$4,229	$3,730	6.6x	2020
Amicus Therapeutics	14.91	92.4%	4,076	3,928	8.1x	2018
PTC Therapeutics	50.44	84.2%	3,637	4,013	5.7x	2017
GW Pharmaceuticals	109.87	70.0%	3,541	3,064	3.1x	2018
Zogenix	25.16	44.0%	1,406	1,016	4.1x	2020
Esperion	33.38	43.4%	945	644	2.7x[c]	2020
1st Quartile		**50.5%**			**3.3x**	
Median		**72.1%**			**4.9x**	
3rd Quartile		**81.7%**			**6.4x**	

Source: Market data per Capital IQ as of August 17, 2020. Comparable companies' financial information per public company filings.
Note: Revenue projections represent median of Wall Street estimates per Capital IQ.
a) Fully diluted with outstanding options, warrants and RSUs calculated using Treasury Stock Method.
b) Represents launch year for first commercial launch in the United States.
c) Revenue underlying multiple based on median of revenue estimates for CY 2022, per Cowen, Northland and JP Morgan research

COWEN 19

PRELIMINARY MATERIALS – CONFIDENTIAL

AVALANCHE — Selected Precedent Transaction Analysis

SELECTED PRECEDENT TRANSACTIONS ANALYSIS

(US$ in millions)

Ann. Date	Acquiror	Target	Equity Value[(a)]	Enterprise Value	Revenue Multiple EV / Peak Revenue
01/10/20	Eli Lilly	Dermira	$1,070	$1,075	0.7x
10/10/19	UCB	Ra Pharma	2,465	2,200	1.0x
05/10/18	Eli Lilly	ARMO	1,626	1,461	0.8x
01/05/18	Takeda	TiGenix	617	584	1.2x
01/18/17	Eli Lilly	CoLucid	961	861	0.8x
1st Quartile			**$961**	**$861**	**0.8x**
Median			**1,070**	**1,075**	**0.8x**
3rd Quartile			**1,626**	**1,461**	**1.0x**

Source: Market data per Capital IQ. Companies' financial information per public company filings. Foreign currencies converted at exchange ratio of 1-day prior to transaction announcement.
Note: Peak Revenue projections represent the highest value per target companies' risk-adjusted revenue projections, as disclosed in acquisition proxies.
a) Fully diluted with outstanding options, warrants and RSUs calculated using Treasury Stock Method.

COWEN 20

FINANCIAL ANALYSIS PRELIMINARY MATERIALS – CONFIDENTIAL AVALANCHE — Net Present Value Analysis (Prob. Adjusted) Valuation discounted at 12.0% WACC; no terminal value Net Present Value Analysis Based on AVALANCHE Case Year 4Q 20 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 2036 2037 2038 2039 2040 WW (US$ in millions) Revenue AVALANCHE Sales $11.5 $62.8 $57.3 $33.2 $33.0 $12.2 $14.3 $56.1 $ 154.9 $ 322.9 $405.5 $447.2 $487.2 $525.6 $ 565.5 $607.1 $649.2 $ 692.3 $346.2 $ 173.1 $86.5 AVALANCHE Royalty Revenue 4 .2 17.2 26.6 31.1 23.3 51.3 123.6 225.8 376.9 588.6 828.9 997.9 1 ,144.0 1,310.7 1,392.8 1 ,426.3 1,445.9 1,462.7 1,400.1 1,379.4 973.4 Total $15.7 $80.1 $83.9 $64.3 $56.3 $63.6 $137.9 $ 281.9 $531.8 $ 911.5 $1,234.4 $1,445.0 $1,631.2 $1,836.3 $1,958.3 $2,033.4 $2,095.1 $2,155.0 $1,746.3 $1,552.5 $1,059.9 Growth 34.7% 4.8% (23.3%) (12.5%) 13.0% 116.9% 104.4% 88.6% 71.4% 35.4% 17.1% 12.9% 12.6% 6.6% 3.8% 3.0% 2.9% (19.0%) (11.1%) (31.7%) Tegsedi/Waylivra Reimbursement 1.0 4 .0 4 .0 3.5 3.5 3 .5 2.5 0.4 - - - - - - - - - - - - - Upfront, Dev. & Reg. Milestones 75.0 404.0 - 105.1 173.0 164.5 10.8 - 54.6 56.6 12.4 - - - - - - - - - - Sales milestones - - - - - - 81.7 - 184.6 210.1 245.0 122.0 230.4 168.6 - - - - - - - Total Revenue $91.7 $488.1 $87.9 $172.9 $ 232.8 $231.5 $232.9 $ 282.2 $770.9 $1,178.1 $1,491.7 $1,567.1 $1,861.6 $2,004.8 $1,958.3 $2,033.4 $2,095.1 $2,155.0 $1,746.3 $1,552.5 $1,059.9 Less: ISLANDERS Royalties - (2.1) (3.2) (6.1) (7.0) (0.5) - - - - - - - - - - - - - - - Less: ISLANDERS Share of Royalties - - (0.2) (0.9) (1.5) (18.5) (55.8) (109.5) (180.4) (274.6) (378.3) (445.5) (512.5) (593.1) (631.6) (646.3) (654.1) (660.8) (667.3) (673.9) (478.8) Less: ISLANDERS Share of Milestones (37.5) (127.0) - (23.9) (19.6) (63.1) (46.2) - (105.0) (62.5) (72.3) (61.0) (115.2) - - - - - - - - Net Revenue $54.2 $359.0 $84.4 $ 142.0 $ 204.8 $ 149.4 $ 130.8 $ 172.7 $485.5 $840.9 $1,041.1 $1,060.6 $1,233.9 $1,411.8 $1,326.7 $1,387.1 $1,441.0 $1,494.2 $1,079.0 $878.6 $581.1 TTR-L ISLANDERS Net Revenue Share - ($75.0) - ($28.7) ($68.1) ($24.0) ($8.0) ($30.7) ($100.0) ($251.9) ($295.3) ($277.0) ($303.1) ($409.4) ($347.5) ($370.4) ($393.4) ($416.7) ($205.8) ($102.3) ($51.2) Net Revenue, post TTR-L ISLANDERS Share $54.2 $284.0 $84.4 $113.3 $136.7 $125.4 $122.8 $142.0 $385.4 $589.0 $745.9 $783.5 $930.8 $1,002.4 $979.2 $1,016.7 $1,047.5 $1,077.5 $873.1 $776.3 $530.0 COGS (1.9) (11.4) (13.5) (11.4) (9.1) (5.0) (3.7) (2.7) (6.4) (13.3) (17.0) (18.8) (20.5) (22.0) (23.7) (25.4) (27.1) (28.8) (14.4) (7.2) (3.6) as % of AVALANCHE Sales 16.1% 18.2% 23.6% 34.3% 27.7% 40.7% 26.3% 4.8% 4.1% 4.1% 4.2% 4.2% 4.2% 4.2% 4.2% 4.2% 4.2% 4.2% 4.2% 4.2% 4.2% Gross Profit $52.4 $347.6 $70.9 $130.6 $195.7 $144.4 $127.1 $170.0 $479.1 $827.6 $1,024.1 $1,041.8 $1,213.4 $1,389.7 $1,303.0 $1,361.7 $1,413.9 $1,465.4 $1,064.5 $871.4 $577.5 OpEx Commercial (26.8) (89.2) (78.9) (55.9) (53.2) (41.0) (37.5) (36.5) (36.6) (37.3) (36.6) (37.1) (36.3) (36.8) (37.6) (38.1) (38.6) (39.2) (30.1) (30.4) (30.7) Med Affairs (3.8) (17.5) (15.5) (12.3) (8.9) (7.9) (8.7) (9.7) (9.3) (6.4) (5.8) (6.2) (3.2) (3.2) (3.0) (3.1) (3.2) (3.3) (1.6) (1.7) (1.7) Commercial & Med Affairs (30.6) (106.8) (94.4) (68.2) (62.1) (48.9) (46.2) (46.2) (45.9) (43.6) (42.4) (43.2) (39.5) (40.0) (40.6) (41.2) (41.8) (42.5) (31.7) (32.1) (32.4) as % of AVALANCHE Sales 266.1% 169.9% 164.7% 205.6% 188.3% 399.3% 324.0% 82.4% 29.6% 13.5% 10.5% 9.7% 8.1% 7.6% 7.2% 6.8% 6.4% 6.1% 9.2% 18.5% 37.5% Development & Regulatory (32.5) (59.9) (67.5) (62.1) (47.0) (19.0) (11.9) (2.8) - - - - - - - - - - - - - G&A (7.2) (28.7) (29.4) (30.2) (31.0) (31.9) (32.8) (33.7) (34.7) (35.7) (36.6) (37.6) (38.6) (39.5) (40.5) (41.5) (42.4) (43.4) (44.4) (45.4) (46.3) Total OpEx ($70.3) ($195.4) ($191.3) ($160.5) ($140.1) ($99.7) ($90.8) ($82.7) ($80.6) ($79.3) ($79.0) ($80.8) ($78.1) ($79.5) ($81.1) ($82.6) ($84.2) ($85.9) ($76.1) ($77.4) ($78.7) as % of AVALANCHE Sales 610.9% 310.9% 333.7% 483.7% 425.0% 814.6% 637.0% 147.4% 52.0% 24.6% 19.5% 18.1% 16.0% 15.1% 14.3% 13.6% 13.0% 12.4% 22.0% 44.7% 91.0% Operating Income (Loss) ($17.9) $152.2 ($120.4) ($29.8) $55.5 $44.7 $36.3 $87.3 $398.5 $748.3 $945.1 $960.9 $1,135.3 $1,310.2 $1,221.9 $1,279.1 $1,329.6 $1,379.5 $988.4 $794.0 $498.8 As % of Net Revenue - 42.4% - - 27.1% 29.9% 27.7% 50.6% 82.1% 89.0% 90.8% 90.6% 92.0% 92.8% 92.1% 92.2% 92.3% 92.3% 91.6% 90.4% 85.8% ISLANDERS Profit/Loss Share (23.4) 43.3 (34.5) (6.0) 36.8 2 .7 (12.4) 7 .1 73.9 223.4 265.6 246.0 273.1 378.4 315.4 337.2 359.0 381.1 182.7 82.7 33.1 ISLANDERS TTR-L Milestones - - - 26.8 68.9 - 15.3 27.0 94.5 189.0 - - 162.0 - - - - - - - - RX Operating Income to AVALANCHE $5.5 $ 108.9 ( $85.9) ($50.6) ($50.1) $42.0 $33.4 $53.2 $230.1 $335.9 $ 679.6 $ 714.9 $ 700.2 $931.9 $ 906.5 $941.9 $970.6 $998.5 $805.7 $711.3 $ 465.6 Taxes - (10.2) (1.0) (0.7) (0.5) (5.2) (3.9) (5.0) (21.3) (80.0) (165.8) (172.8) (168.5) (226.1) (219.5) (228.1) (235.1) (241.8) (197.8) (176.1) (115.6) Tax-Effected EBIT $5.5 $98.7 ($86.8) ($51.3) ($50.6) $36.8 $29.5 $48.2 $208.8 $255.8 $513.8 $542.1 $531.8 $705.8 $687.1 $713.8 $735.6 $756.6 $607.9 $535.2 $350.0 (+) Depreciation / Amortization - - - - - - - - - - - - - - - - - - - - - (+) (Inc.) / Dec. in Working Capital - (7.7) 0 .5 (0.1) (2.2) (1.4) (1.1) (7.5) (16.0) (26.7) (11.7) (5.9) (6.7) (5.9) (6.2) (6.4) (6.5) (6.7) 53.0 27.3 13.7 (-) Capital Expenditures (0.3) (1.3) (1.3) (1.3) (1.3) (1.3) (1.3) (1.3) (1.3) (1.3) (1.3) (1.3) (1.3) (1.3) (1.3) (1.3) (1.3) (1.3) (1.3) (1.3) (1.3) Free Cash Flow $5.2 $89.8 ($87.6) ($52.7) ($54.1) $34.2 $27.2 $39.4 $191.6 $227.9 $500.8 $535.0 $523.8 $698.6 $679.6 $706.2 $727.8 $748.7 $659.6 $561.2 $362.5 Discounted Free Cash Flow $5.1 $82.3 ($71.8) ($38.6) ($35.3) $19.8 $13.8 $17.9 $77.7 $84.5 $165.9 $158.2 $138.3 $164.7 $143.1 $132.7 $122.1 $112.2 $88.2 $67.0 $38.7 Cumulative Free Cash Flow $1,486.5 Terminal Value $0.0 Implied Enterprise Value $1,486.5 (+) Cash $350.0 (-) Debt $0.0 WACC Implied Equity Value $1,836.5 11.0% 11.5% 12.0% 12.5% 13.0% Fully Diluted Share Count 103.14 Equity Value: $1,837 $2,023 $1,927 $1,837 $1,752 $1,673 Implied Price per Share $17.81 Price per Share: $19.62 $18.68 $17.81 $16.99 $16.22 Source: AVALANCHE as of August 18, 2020. Note: Cash flows discounted to September 30, 2020 using a 12.0% WACC and mid-period convention. U.S. Taxes accounts for estimated December 31, 2020 U.S. NOL balance of $139.5mm, per AVALANCHE. U.S. NOL benefit discounted to September 30, 2020 using a 14.0% cost-of-equity and mid-period convention. Per AVALANCHE, taxes calculated at a U.S. blended tax rate of 25.0% 21 and an ex-U.S. average tax rate of 15.0%.FINANCIAL ANALYSIS PRELIMINARY MATERIALS – CONFIDENTIAL AVALANCHE — Net Present Value Analysis (Prob. Adjusted) Valuation discounted at 12.0% WACC; no terminal value Net Present Value Analysis Based on AVALANCHE Case Year 4Q 20 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 2036 2037 2038 2039 2040 WW (US$ in millions) Revenue AVALANCHE Sales $11.5 $62.8 $57.3 $33.2 $33.0 $12.2 $14.3 $56.1 $ 154.9 $ 322.9 $405.5 $447.2 $487.2 $525.6 $ 565.5 $607.1 $649.2 $ 692.3 $346.2 $ 173.1 $86.5 AVALANCHE Royalty Revenue 4 .2 17.2 26.6 31.1 23.3 51.3 123.6 225.8 376.9 588.6 828.9 997.9 1 ,144.0 1,310.7 1,392.8 1 ,426.3 1,445.9 1,462.7 1,400.1 1,379.4 973.4 Total $15.7 $80.1 $83.9 $64.3 $56.3 $63.6 $137.9 $ 281.9 $531.8 $ 911.5 $1,234.4 $1,445.0 $1,631.2 $1,836.3 $1,958.3 $2,033.4 $2,095.1 $2,155.0 $1,746.3 $1,552.5 $1,059.9 Growth 34.7% 4.8% (23.3%) (12.5%) 13.0% 116.9% 104.4% 88.6% 71.4% 35.4% 17.1% 12.9% 12.6% 6.6% 3.8% 3.0% 2.9% (19.0%) (11.1%) (31.7%) Tegsedi/Waylivra Reimbursement 1.0 4 .0 4 .0 3.5 3.5 3 .5 2.5 0.4 - - - - - - - - - - - - - Upfront, Dev. & Reg. Milestones 75.0 404.0 - 105.1 173.0 164.5 10.8 - 54.6 56.6 12.4 - - - - - - - - - - Sales milestones - - - - - - 81.7 - 184.6 210.1 245.0 122.0 230.4 168.6 - - - - - - - Total Revenue $91.7 $488.1 $87.9 $172.9 $ 232.8 $231.5 $232.9 $ 282.2 $770.9 $1,178.1 $1,491.7 $1,567.1 $1,861.6 $2,004.8 $1,958.3 $2,033.4 $2,095.1 $2,155.0 $1,746.3 $1,552.5 $1,059.9 Less: ISLANDERS Royalties - (2.1) (3.2) (6.1) (7.0) (0.5) - - - - - - - - - - - - - - - Less: ISLANDERS Share of Royalties - - (0.2) (0.9) (1.5) (18.5) (55.8) (109.5) (180.4) (274.6) (378.3) (445.5) (512.5) (593.1) (631.6) (646.3) (654.1) (660.8) (667.3) (673.9) (478.8) Less: ISLANDERS Share of Milestones (37.5) (127.0) - (23.9) (19.6) (63.1) (46.2) - (105.0) (62.5) (72.3) (61.0) (115.2) - - - - - - - - Net Revenue $54.2 $359.0 $84.4 $ 142.0 $ 204.8 $ 149.4 $ 130.8 $ 172.7 $485.5 $840.9 $1,041.1 $1,060.6 $1,233.9 $1,411.8 $1,326.7 $1,387.1 $1,441.0 $1,494.2 $1,079.0 $878.6 $581.1 TTR-L ISLANDERS Net Revenue Share - ($75.0) - ($28.7) ($68.1) ($24.0) ($8.0) ($30.7) ($100.0) ($251.9) ($295.3) ($277.0) ($303.1) ($409.4) ($347.5) ($370.4) ($393.4) ($416.7) ($205.8) ($102.3) ($51.2) Net Revenue, post TTR-L ISLANDERS Share $54.2 $284.0 $84.4 $113.3 $136.7 $125.4 $122.8 $142.0 $385.4 $589.0 $745.9 $783.5 $930.8 $1,002.4 $979.2 $1,016.7 $1,047.5 $1,077.5 $873.1 $776.3 $530.0 COGS (1.9) (11.4) (13.5) (11.4) (9.1) (5.0) (3.7) (2.7) (6.4) (13.3) (17.0) (18.8) (20.5) (22.0) (23.7) (25.4) (27.1) (28.8) (14.4) (7.2) (3.6) as % of AVALANCHE Sales 16.1% 18.2% 23.6% 34.3% 27.7% 40.7% 26.3% 4.8% 4.1% 4.1% 4.2% 4.2% 4.2% 4.2% 4.2% 4.2% 4.2% 4.2% 4.2% 4.2% 4.2% Gross Profit $52.4 $347.6 $70.9 $130.6 $195.7 $144.4 $127.1 $170.0 $479.1 $827.6 $1,024.1 $1,041.8 $1,213.4 $1,389.7 $1,303.0 $1,361.7 $1,413.9 $1,465.4 $1,064.5 $871.4 $577.5 OpEx Commercial (26.8) (89.2) (78.9) (55.9) (53.2) (41.0) (37.5) (36.5) (36.6) (37.3) (36.6) (37.1) (36.3) (36.8) (37.6) (38.1) (38.6) (39.2) (30.1) (30.4) (30.7) Med Affairs (3.8) (17.5) (15.5) (12.3) (8.9) (7.9) (8.7) (9.7) (9.3) (6.4) (5.8) (6.2) (3.2) (3.2) (3.0) (3.1) (3.2) (3.3) (1.6) (1.7) (1.7) Commercial & Med Affairs (30.6) (106.8) (94.4) (68.2) (62.1) (48.9) (46.2) (46.2) (45.9) (43.6) (42.4) (43.2) (39.5) (40.0) (40.6) (41.2) (41.8) (42.5) (31.7) (32.1) (32.4) as % of AVALANCHE Sales 266.1% 169.9% 164.7% 205.6% 188.3% 399.3% 324.0% 82.4% 29.6% 13.5% 10.5% 9.7% 8.1% 7.6% 7.2% 6.8% 6.4% 6.1% 9.2% 18.5% 37.5% Development & Regulatory (32.5) (59.9) (67.5) (62.1) (47.0) (19.0) (11.9) (2.8) - - - - - - - - - - - - - G&A (7.2) (28.7) (29.4) (30.2) (31.0) (31.9) (32.8) (33.7) (34.7) (35.7) (36.6) (37.6) (38.6) (39.5) (40.5) (41.5) (42.4) (43.4) (44.4) (45.4) (46.3) Total OpEx ($70.3) ($195.4) ($191.3) ($160.5) ($140.1) ($99.7) ($90.8) ($82.7) ($80.6) ($79.3) ($79.0) ($80.8) ($78.1) ($79.5) ($81.1) ($82.6) ($84.2) ($85.9) ($76.1) ($77.4) ($78.7) as % of AVALANCHE Sales 610.9% 310.9% 333.7% 483.7% 425.0% 814.6% 637.0% 147.4% 52.0% 24.6% 19.5% 18.1% 16.0% 15.1% 14.3% 13.6% 13.0% 12.4% 22.0% 44.7% 91.0% Operating Income (Loss) ($17.9) $152.2 ($120.4) ($29.8) $55.5 $44.7 $36.3 $87.3 $398.5 $748.3 $945.1 $960.9 $1,135.3 $1,310.2 $1,221.9 $1,279.1 $1,329.6 $1,379.5 $988.4 $794.0 $498.8 As % of Net Revenue - 42.4% - - 27.1% 29.9% 27.7% 50.6% 82.1% 89.0% 90.8% 90.6% 92.0% 92.8% 92.1% 92.2% 92.3% 92.3% 91.6% 90.4% 85.8% ISLANDERS Profit/Loss Share (23.4) 43.3 (34.5) (6.0) 36.8 2 .7 (12.4) 7 .1 73.9 223.4 265.6 246.0 273.1 378.4 315.4 337.2 359.0 381.1 182.7 82.7 33.1 ISLANDERS TTR-L Milestones - - - 26.8 68.9 - 15.3 27.0 94.5 189.0 - - 162.0 - - - - - - - - RX Operating Income to AVALANCHE $5.5 $ 108.9 ( $85.9) ($50.6) ($50.1) $42.0 $33.4 $53.2 $230.1 $335.9 $ 679.6 $ 714.9 $ 700.2 $931.9 $ 906.5 $941.9 $970.6 $998.5 $805.7 $711.3 $ 465.6 Taxes - (10.2) (1.0) (0.7) (0.5) (5.2) (3.9) (5.0) (21.3) (80.0) (165.8) (172.8) (168.5) (226.1) (219.5) (228.1) (235.1) (241.8) (197.8) (176.1) (115.6) Tax-Effected EBIT $5.5 $98.7 ($86.8) ($51.3) ($50.6) $36.8 $29.5 $48.2 $208.8 $255.8 $513.8 $542.1 $531.8 $705.8 $687.1 $713.8 $735.6 $756.6 $607.9 $535.2 $350.0 (+) Depreciation / Amortization - - - - - - - - - - - - - - - - - - - - - (+) (Inc.) / Dec. in Working Capital - (7.7) 0 .5 (0.1) (2.2) (1.4) (1.1) (7.5) (16.0) (26.7) (11.7) (5.9) (6.7) (5.9) (6.2) (6.4) (6.5) (6.7) 53.0 27.3 13.7 (-) Capital Expenditures (0.3) (1.3) (1.3) (1.3) (1.3) (1.3) (1.3) (1.3) (1.3) (1.3) (1.3) (1.3) (1.3) (1.3) (1.3) (1.3) (1.3) (1.3) (1.3) (1.3) (1.3) Free Cash Flow $5.2 $89.8 ($87.6) ($52.7) ($54.1) $34.2 $27.2 $39.4 $191.6 $227.9 $500.8 $535.0 $523.8 $698.6 $679.6 $706.2 $727.8 $748.7 $659.6 $561.2 $362.5 Discounted Free Cash Flow $5.1 $82.3 ($71.8) ($38.6) ($35.3) $19.8 $13.8 $17.9 $77.7 $84.5 $165.9 $158.2 $138.3 $164.7 $143.1 $132.7 $122.1 $112.2 $88.2 $67.0 $38.7 Cumulative Free Cash Flow $1,486.5 Terminal Value $0.0 Implied Enterprise Value $1,486.5 (+) Cash $350.0 (-) Debt $0.0 WACC Implied Equity Value $1,836.5 11.0% 11.5% 12.0% 12.5% 13.0% Fully Diluted Share Count 103.14 Equity Value: $1,837 $2,023 $1,927 $1,837 $1,752 $1,673 Implied Price per Share $17.81 Price per Share: $19.62 $18.68 $17.81 $16.99 $16.22 Source: AVALANCHE as of August 18, 2020. Note: Cash flows discounted to September 30, 2020 using a 12.0% WACC and mid-period convention. U.S. Taxes accounts for estimated December 31, 2020 U.S. NOL balance of $139.5mm, per AVALANCHE. U.S. NOL benefit discounted to September 30, 2020 using a 14.0% cost-of-equity and mid-period convention. Per AVALANCHE, taxes calculated at a U.S. blended tax rate of 25.0% 21 and an ex-U.S. average tax rate of 15.0%.

PRELIMINARY MATERIALS – CONFIDENTIAL 3. APPENDIXPRELIMINARY MATERIALS – CONFIDENTIAL 3. APPENDIX

PRELIMINARY MATERIALS – CONFIDENTIAL

AVALANCHE — Weighted Average Cost of Capital Calculation

WEIGHTED AVERAGE COST OF CAPITAL (WACC) CALCULATION

(US$ in millions)

Selected Companies				
Company Name	Market Cap	Enterprise Value	5-Yr Levered β(*)	Unlevered β
Global Blood Therapeutics, Inc.	$4,229	$3,730	1.29	1.29
Amicus Therapeutics, Inc.	4,076	3,928	1.39	1.39
GW Pharmaceuticals plc	3,541	3,064	0.95	0.95
PTC Therapeutics, Inc.	3,642	4,018	1.21	1.12
Zogenix, Inc.	1,407	1,016	1.10	1.10
Esperion Therapeutics, Inc.	945	644	1.25	1.25
			Mean	1.18
			Median	1.18
AVALANCHE			1.56	1.18

Weighted Average Cost of Capital (WACC) Calculation

Capital Structure Mix[b]	
Debt / Total Capitalization	30.00%
Equity / Total Capitalization	70.00%
Debt / Equity	0.43
Additional Inputs	
Risk Free Rate[c]	1.19%
Market Risk Premium[d]	7.15%

Cost of Debt Calculation	
Cost of Debt[e]	10.50%
Marginal Tax Rate	25.00%
After Tax Cost of Debt	**7.88%**
Cost of Equity Calculation	
Risk Free Rate	1.19%
Market Risk Premium	7.15%
Levered Beta	1.56
Size Premium[d]	1.47%
Cost of Equity	**13.82%**
Weighted Average Cost of Capital	**12.03%**

Source: Bloomberg, Capital IQ, U.S. Treasury, and Duff & Phelps 2020 Valuation Handbook. Note: Market data as of August 17, 2020.
a) 5-year daily adjusted beta per Bloomberg as of August 17, 2020. AVALANCHE levered beta calculated by taking the median unlevered beta of the set of comparable companies and re-levering it at the target capital structure mix as provided by AVALANCHE.
b) Per AVALANCHE as of August 17, 2020. Total Capitalization is equal to the sum of Net Debt plus Equity Market Capitalization.
c) Based on 20-year U.S. Treasury yield rate per U.S. Treasury website as of August 17, 2020.
d) Per Duff & Phelps 2020 Valuation Handbook.
e) Per Cowen estimates.

COWEN 23

APPENDIX

PRELIMINARY MATERIALS – CONFIDENTIAL

AVALANCHE — U.S. NOL Tax Benefit

Year	4Q 20	2021	2022	2023	2024	2025	2026	2027	2028	2029	2030
US ($ in millions)											
U.S. Operating Income (Loss)	**$7.2**	**$103.7**	**($92.3)**	**($55.3)**	**($53.2)**	**$17.7**	**$43.0**	**$50.5**	**$221.9**	**$314.3**	**$638.7**
State Taxes	-	(5.2)	-	-	-	(0.9)	(2.2)	(2.6)	(11.2)	(15.9)	(32.3)
U.S. Federal PBT	**$7.2**	**$98.4**	**($92.3)**	**($55.3)**	**($53.2)**	**$16.8**	**$40.8**	**$48.0**	**$210.7**	**$298.4**	**$606.4**
NOL (BOP)		139.5	60.8	153.1	208.4	261.6	248.1	215.5	177.1	8.5	-
NOL Recognized		(78.7)	-	-	-	(13.5)	(32.7)	(38.4)	(168.5)	(8.5)	-
NOL Accumulated		-	92.3	55.3	53.2	-	-	-	-	-	-
NOL (EOP)		60.8	153.1	208.4	261.6	248.1	215.5	177.1	8.5	-	-
EBIT (Post-NOL)	7.2	19.7	(92.3)	(55.3)	(53.2)	3.4	8.2	9.6	42.1	289.8	606.4
Federal Taxes	-	($4.1)	-	-	-	($0.7)	($1.7)	($2.0)	($8.8)	($60.9)	($127.3)
Total U.S. Taxes	-	**($9.4)**	-	-	-	**($1.6)**	**($3.9)**	**($4.6)**	**($20.1)**	**($76.8)**	**($159.7)**
NOL Benefit	-	**$16.54**	-	-	-	**$2.83**	**$6.86**	**$8.06**	**$35.39**	**$1.80**	-
Discounted Free Cash Flow	-	**$14.99**	-	-	-	**$1.52**	**$3.23**	**$3.33**	**$12.82**	**$0.57**	-

Year	2031	2032	2033	2034	2035	2036	2037	2038	2039	2040
US ($ in millions)										
U.S. Operating Income (Loss)	**$655.7**	**$634.6**	**$863.1**	**$835.0**	**$868.1**	**$894.6**	**$920.5**	**$769.4**	**$694.1**	**$457.4**
State Taxes	(33.2)	(32.1)	(43.7)	(42.3)	(44.0)	(45.3)	(46.6)	(39.0)	(35.1)	(23.2)
U.S. Federal PBT	**$622.5**	**$602.5**	**$819.4**	**$792.8**	**$824.1**	**$849.3**	**$873.8**	**$730.4**	**$658.9**	**$434.2**
NOL (BOP)	-	-	-	-	-	-	-	-	-	-
NOL Recognized	-	-	-	-	-	-	-	-	-	-
NOL Accumulated	-	-	-	-	-	-	-	-	-	-
NOL (EOP)	-	-	-	-	-	-	-	-	-	-
EBIT (Post-NOL)	622.5	602.5	819.4	792.8	824.1	849.3	873.8	730.4	658.9	434.2
Federal Taxes	($130.7)	($126.5)	($172.1)	($166.5)	($173.1)	($178.4)	($183.5)	($153.4)	($138.4)	($91.2)
Total U.S. Taxes	**($163.9)**	**($158.7)**	**($215.8)**	**($208.8)**	**($217.0)**	**($223.6)**	**($230.1)**	**($192.3)**	**($173.5)**	**($114.4)**
NOL Benefit	-	-	-	-	-	-	-	-	-	-
Discounted Free Cash Flow	-	-	-	-	-	-	-	-	-	-

Cumulative Free Cash Flow	$36.5
Terminal Value	$0.0
Implied NOL Tax Shield Value	**$36.5**

Source: AVALANCHE projections as of August 18, 2020.
Note: U.S. NOL tax benefit discounted to September 30, 2020 using AVALANCHE's Cost of Equity of 14.0% and mid-period convention. U.S. Taxes accounts for estimated December 31, 2020 U.S. NOL balance of $139.5mm, per AVALANCHE estimates. State taxes calculated using implied average state tax rate of 5%.

COWEN 24

APPENDIX PRELIMINARY MATERIALS – CONFIDENTIAL AVALANCHE — Diluted Share Count Components Dilution Diluted # (mm) Common 101.599 Restricted Stock Units 1.503 Employee Stock Purchase Plan (ESPP) 0.040 Total Options Outstanding (Treasury Stock Method) 0.000 Diluted shares 103.141 Options Outstanding # (mm) Strike Price ($) TSM Count # (mm) 10.225 $18.68 0.000 Source: AVALANCHE as of August 11, 2020. 25APPENDIX PRELIMINARY MATERIALS – CONFIDENTIAL AVALANCHE — Diluted Share Count Components Dilution Diluted # (mm) Common 101.599 Restricted Stock Units 1.503 Employee Stock Purchase Plan (ESPP) 0.040 Total Options Outstanding (Treasury Stock Method) 0.000 Diluted shares 103.141 Options Outstanding # (mm) Strike Price ($) TSM Count # (mm) 10.225 $18.68 0.000 Source: AVALANCHE as of August 11, 2020. 25

APPENDIX PRELIMINARY MATERIALS – CONFIDENTIAL AVALANCHE — Ownership Profile (shares in millions) Position Change Current Ownership % Weight in % Ownership Shareholder Value ($mm) Ex-ISLANDERS CSO Position of All CSO 1Q2020 4Q2019 3Q2019 ISLANDERS 77.1 77.1 77.1 70.2 75.9% $887.4 43.3% Fidelity 10.6 10.7 10.8 11.3 10.4% 122.1 25.5% 68.8% Novartis 6.3 6.3 6.3 6.3 6.2% 71.9 BlackRock 2.3 1.8 1.9 1.9 9.4% 78.2% 2.3% 26.5 6.0% 84.2% 1.4% The Vanguard Group 1.5 1.4 1.4 1.7 16.9 Bellevue 1.5 3.2 3.2 3.1 6.0% Top 5 90.1% 1.4% 16.8 D.E. Shaw 0.4 0.3 0.2 0.1 1.8% 0.4% 5.1 92.0% Geode 0.3 0.3 0.3 0.3 0.3% 3.8 1.4% 93.3% 0.3% State Street 0.3 0.7 0.7 0.6 1.3% 3.7 100% Renaissance 0.3 0.0 0.1 0.0 100% 0.3% 3.5 1.2% Technologies AVALANCHE non-individual ownership remains highly concentrated with the top 10 shareholders holding ~100% Denotes overlapping shareholder with ISLANDERS Denotes shareholder purchased additional shares since prior quarter Denotes shareholder sold additional shares since prior quarter Source: Capital IQ as of August 17, 2020. Note: Total % ownership in AVALANCHE currently exceeds 100%. Reporting requirements for holdings data may not be aligned with the financials reporting of shares outstanding. AVALANCHE 26 had 101,598,619 total common shares outstanding as of July 29, 2020, per latest Company filing. APPENDIX PRELIMINARY MATERIALS – CONFIDENTIAL AVALANCHE — Ownership Profile (shares in millions) Position Change Current Ownership % Weight in % Ownership Shareholder Value ($mm) Ex-ISLANDERS CSO Position of All CSO 1Q2020 4Q2019 3Q2019 ISLANDERS 77.1 77.1 77.1 70.2 75.9% $887.4 43.3% Fidelity 10.6 10.7 10.8 11.3 10.4% 122.1 25.5% 68.8% Novartis 6.3 6.3 6.3 6.3 6.2% 71.9 BlackRock 2.3 1.8 1.9 1.9 9.4% 78.2% 2.3% 26.5 6.0% 84.2% 1.4% The Vanguard Group 1.5 1.4 1.4 1.7 16.9 Bellevue 1.5 3.2 3.2 3.1 6.0% Top 5 90.1% 1.4% 16.8 D.E. Shaw 0.4 0.3 0.2 0.1 1.8% 0.4% 5.1 92.0% Geode 0.3 0.3 0.3 0.3 0.3% 3.8 1.4% 93.3% 0.3% State Street 0.3 0.7 0.7 0.6 1.3% 3.7 100% Renaissance 0.3 0.0 0.1 0.0 100% 0.3% 3.5 1.2% Technologies AVALANCHE non-individual ownership remains highly concentrated with the top 10 shareholders holding ~100% Denotes overlapping shareholder with ISLANDERS Denotes shareholder purchased additional shares since prior quarter Denotes shareholder sold additional shares since prior quarter Source: Capital IQ as of August 17, 2020. Note: Total % ownership in AVALANCHE currently exceeds 100%. Reporting requirements for holdings data may not be aligned with the financials reporting of shares outstanding. AVALANCHE 26 had 101,598,619 total common shares outstanding as of July 29, 2020, per latest Company filing.

PRELIMINARY MATERIALS – CONFIDENTIAL

All Industries: Precedent Minority Squeeze-Out Premiums

Announce Date	Acquiror	Target	Stub Value ($mm)	Implied Total Equity Value	Acquiror Ownership Prior to Deal (%)	Unaffected Premium (%)
Ownership: 50-75%						
07/26/2020	CNX Midstream Partners LP	CNX Resources Corp	$356	$760	53.1%	15.0%
11/27/2019	KYOCERA	AVX	1,031	3,679	72.0%	44.6%
08/08/2019	BridgeBio Pharma	Eidos Therapeutics	478	1,430	66.6%	20.9%
02/19/2019	Jefferies Financial	HomeFed Corporation	189	631	70.1%	15.3%
11/16/2018	Employers Mutual Casualty	EMC Insurance Group	356	780	54.3%	50.1%
06/19/2018	Roche Holdings	Foundation Medicine	2,395	5,519	56.6%	29.0%
01/09/2018	Evergreen Parent	AmTrust Financial Services	1,447	2,896	50.0%	45.5%
12/12/2016	Fujian Thaihot	Alliance Healthcare Services	74	153	51.6%	66.7%
08/18/2016	Investor Group	Emmis Communications	24	50	52.0%	2.8%
03/07/2016	Great American Insurance	National Interstate Corp	312	633	50.8%	43.7%
01/15/2016	Investor Group	Synutra International	125	343	63.5%	63.0%
07/13/2015	Investor Group	Books-A-Million	20	46	57.6%	23.1%
02/19/2013	Chiesi Pharmaceuticals	Cornerstone Therapeutics	112	267	58.0%	77.6%
12/13/2012	Sprint Nextel	Clearwire	3,800	7,631	50.2%	285.0%
11/28/2012	Danfoss	Sauer-Danfoss	693	2,835	75.6%	48.6%
11/28/2012	GETCO Holdings	Knight Capital Group	578	1,376	58.0%	26.3%
02/23/2011	Enterprise Products Operating	Duncan Energy Partners	1,050	2,532	58.5%	34.6%
11/03/2009	Tilman J Fertitta	Landry's Restaurants	178	395	55.1%	36.0%
08/11/2008	Bank of Tokyo	UnionBanCal Corp	3,707	10,714	65.4%	24.5%
07/21/2008	Roche Holdings	Genentech	46,800	105,882	55.8%	16.1%
03/09/2008	Nationwide Mutual Insurance	Nationwide Financial Services	2,479	7,356	66.3%	38.0%
08/09/2007	Applied Digital Solutions	Digital Angel	31	69	55.2%	10.0%
04/01/2007	Sam Zell	Tribune	3,638	7,651	52.5%	5.9%
11/20/2006	Toronto-Dominion	TD Banknorth	3,200	7,442	57.0%	6.5%
10/08/2006	VNU NV	NetRatings	378	853	55.8%	44.1%
02/06/2006	Lafarge	Lafarge North America	3,528	7,538	53.2%	33.1%
10/09/2005	ev3	Micro Therapeutics	101	338	70.2%	33.0%
09/01/2005	IYG Holding	7-Eleven	1,302	4,769	72.7%	15.0%
03/07/2005	Investor Group	Insight Communications	718	1,851	61.2%	21.4%
01/18/2005	Liberty Media	UGC Holdings	3,600	7,660	53.0%	-2.3%
			Median			**31.0%**
Ownership: 76-89%						
02/29/2016	Icahn Enterprises	Federal-Mogul Holdings	$305	$1,690	82.0%	86.0%
02/07/2011	Berkshire Hathaway	Wesco Financial	548	2,752	80.1%	20.3%
09/28/2007	Great American Financial	American Financial	225	1,184	81.0%	15.0%
07/11/2007	LVB Acquisition	Biomet	2,046	13,409	84.7%	32.3%
03/21/2005	News Corp	Fox Entertainment	6,600	36,872	82.1%	17.6%
03/03/2005	Vishay Intertechnology	Siliconix	197	1,003	80.4%	16.2%
			Median			**18.9%**
			1st Quartile			16.1%
			Median			27.6%
			3rd Quartile			44.0%

Source: Thomson SDC, Capital IQ, SEC filings and company press releases.

COWEN 27

PRELIMINARY MATERIALS – CONFIDENTIAL

Healthcare: Precedent Minority Squeeze-Out Premiums

Announce Date	Acquiror	Target	Stub Value ($mm)[(a)]	Implied Total Equity Value[(a)]	Acquiror Ownership Prior to Deal (%)	Unaffected Premium (%)
06/19/2018	Roche Holdings	Foundation Medicine	$2,400	$5,520	56.6%	29.0%
02/19/2013	Chiesi Pharmaceuticals	Cornerstone Therapeutics	$110	$270	58.0%	77.6%
07/21/2008	Roche Holdings	Genentech	$46,800	$105,880	55.8%	16.1%
10/09/2005	ev3	Micro Therapeutics	$100	$340	70.2%	33.0%

1st Quartile	**26%**
Median	**31%**
3rd Quartile	**44%**

Unsuccessful Squeeze-Out Bids [(b)]

Announce Date	Acquiror	Target	Stub Value ($mm)[(a)]	Implied Total Equity Value[(a)]	Acquiror Ownership Prior to Deal (%)	Unaffected Premium (%)
08/08/2019	BridgeBio Pharma	Eidos Therapeutics (Initial Bid)	$478	$1,430	66.6%	20.9%
10/14/2019	BridgeBio Pharma	Eidos Therapeutics (Final Bid)	$551	$1,650	66.6%	39.5%

Source: Thomson SDC, SEC filings.
Note: Includes healthcare deals where an existing shareholder of >50% of outstanding shares acquired all remaining outstanding shares since 2000.
a) Values rounded to the nearest $10mm.
b) BridgeBio / Eidos transaction was terminated as Eidos Special Committee rejected both bids.

COWEN 28

PRELIMINARY MATERIALS – CONFIDENTIAL THANK YOUPRELIMINARY MATERIALS – CONFIDENTIAL THANK YOU